Exhibit 99.1
RATTLER MIDSTREAM LP, A SUBSIDIARY OF DIAMONDBACK ENERGY, INC., REPORTS THIRD QUARTER 2021 FINANCIAL AND OPERATING RESULTS AND STRATEGIC TRANSACTIONS

MIDLAND, Texas, November 3, 2021 (GLOBE NEWSWIRE) -- Rattler Midstream LP (NASDAQ: RTLR) (“Rattler” or the “Company”), a subsidiary of Diamondback Energy, Inc. (NASDAQ: FANG) (“Diamondback”), today announced financial and operating results for the third quarter ended September 30, 2021.

THIRD QUARTER 2021 HIGHLIGHTS

•Q3 2021 consolidated net income (including non-controlling interest) of $38.9 million
•Q3 2021 consolidated Adjusted EBITDA (as defined and reconciled below) of $75.0 million
•Q3 2021 cash flow provided by operating activities of $57.4 million; Q3 2021 Operating Cash Flow Before Working Capital Changes (as defined and reconciled below) of $66.4 million
•Q3 2021 cash operated capital expenditures of $6.4 million
•Q3 2021 consolidated Free Cash Flow (as defined and reconciled below) of $59.5 million; Q3 2021 Recurring Free Cash Flow (as defined and reconciled below) of $60.0 million
•Board of Directors of Rattler's general partner approved a cash distribution for the third quarter of 2021 of $0.25 per common unit ($1.00 annualized); implies a 8.4% annualized yield based on the November 2, 2021 closing unit price of $11.95
•Repurchased approximately 1.1 million common units at an average unit price of $10.72 for a total cost of $12.3 million during the quarter
•Board of Directors of Rattler's general partner increased the common unit repurchase authorization by $50.0 million to $150.0 million and extended the authorization term indefinitely
•In October 2021, Rattler entered into a gas gathering and processing joint venture focused on the Midland Basin for $104.0 million
•In October 2021, Rattler signed a purchase agreement to acquire certain water midstream assets from Diamondback for $160.0 million
•In November 2021, Rattler closed the sale of its Pecos County gas gathering assets to Brazos Midstream for gross potential consideration of $93.0 million, including $83.0 million of cash at closing
•Q3 2021 average produced water gathering and disposal volumes of 747 MBbl/d
•Q3 2021 average sourced water volumes of 256 MBbl/d; 23% of total sourced water volumes in Q3 2021 sourced from recycled produced water
•Q3 2021 average crude oil gathering volumes of 73 MBbl/d
•Q3 2021 average gas gathering volumes of 135 BBtu/d

“Rattler generated $60 million of Free Cash Flow in the third quarter, benefiting from operating cost reductions and minimal capital spend, which both offset lower operated volumes. The best practices implemented in our operations are expected to have long-term benefits to Rattler unitholders despite inflationary headwinds hitting the industry. Looking back at the last twelve months, while already operating from a position of relative strength with its conservative leverage mandate, Rattler took further steps to increase its liquidity and flexibility by divesting non-core assets and cutting its distribution. The cash generated by these collective actions reduced our revolver borrowings to zero and allowed us to repurchase approximately $45 million of Rattler common units over the last year,” stated Travis Stice, Chief Executive Officer of Rattler’s general partner.

Mr. Stice continued, "Over the last month, Rattler has executed on three significant strategic transactions. These deals increase Rattler’s exposure to Diamondback's development in the Northern Midland Basin, where 75% of its drilling capital is currently being allocated, while retaining the financial flexibility to continue to return capital to Rattler's unitholders. The drop down of assets from Diamondback and the WTG transaction increase Rattler's exposure at an attractive entry price to one of the few regions in North American shale with significant near term volume growth expected. However, with growth comes necessary infrastructure requirements and capital spend. Therefore Rattler divested its gas gathering assets in the Delaware Basin at an attractive valuation in order to maintain its best-in-class balance sheet. Taken together, these transactions represent a significant shift in exposure to the Midland Basin while being able to maintain balance sheet strength.”

OPERATIONS AND FINANCIAL UPDATE

During the third quarter of 2021, the Company recorded total operating income of $44.8 million, an increase of 15% compared to the second quarter of 2021. During the third quarter of 2021, the Company recorded consolidated net income (including non-controlling interest) of $38.9 million, a decrease of 29% from the second quarter of 2021. Third quarter 2021 Adjusted EBITDA (including non-controlling interest and as defined and reconciled below) was $75.0 million, a decrease of 1% from the second quarter of 2021.

Third quarter operated capital expenditures totaled $6.4 million and aggregate contributions to equity method joint ventures were $0.6 million. Rattler also received proceeds of $14.2 million in distributions from equity method investments related to operations during the quarter.

The following table summarizes the Company's throughput on its operated assets.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Crude oil gathering (Bbl/d)	72,665	91,090	80,584	93,205
Natural gas gathering (MMBtu/d)	134,602	119,951	135,538	115,089
Produced water gathering and disposal (Bbl/d)	747,009	763,475	771,453	825,254
Sourced water gathering (Bbl/d)	256,288	203,785	255,188	242,710

CASH DISTRIBUTION

On October 27, 2021, the Board of Directors of Rattler's general partner approved a cash distribution for the third quarter of 2021 of $0.25 per common unit, payable on November 22, 2021 to unitholders of record at the close of business on November 15, 2021.

COMMON UNIT REPURCHASE PROGRAM

On October 29, 2020, the Board of Directors of Rattler's general partner approved a common unit repurchase program to acquire up to $100.0 million of Rattler's outstanding common units through December 31, 2021. Pursuant to this program, during the third quarter of 2021, the Company repurchased 1.1 million common units at an average unit price of $10.72 per unit for a total cost of $12.3 million.

On October 27, 2021, the Board of Directors of Rattler's general partner approved an increase of $50.0 million to the common unit repurchase program, bringing the total authorization to $150.0 million of Rattler's outstanding common units. The Board of Directors removed the expiration of the authorization, extending the term of the repurchase authorization indefinitely. In total from the program's inception through October 29, 2021, Rattler has repurchased 4.5 million common units for a total cost of $45.2 million, utilizing 30% of the $150.0 million authorization.

The Company intends to purchase common units under the repurchase program opportunistically with cash on hand, free cash flow from operations and proceeds from potential liquidity events such as the sale of assets. The repurchase program may be suspended from time to time, modified, extended or discontinued by the Board of Directors of Rattler’s general partner at any time. Purchases under the repurchase program may be made from time to time in open market or privately negotiated transactions in compliance with Rule 10b-18 under the Securities Exchange Act of 1934, as amended, and will be subject to market conditions, applicable legal requirements, contractual obligations and other factors. Any common units purchased as part of this program will be retired.

SUBSEQUENT EVENTS

WTG JOINT VENTURE

On October 5, 2021, Rattler and a private affiliate of an investment fund, formed Remuda Midstream Holdings LLC ("WTG joint venture"). Rattler invested approximately $104.0 million in cash to acquire a 25% ownership interest in the WTG joint venture, which then completed an acquisition of a majority interest in WTG Midstream LLC ("WTG Midstream") from West Texas Gas, Inc. and its affiliates. WTG Midstream’s assets primarily consist of an interconnected gas gathering system and six major gas processing plants servicing the Midland Basin with 925 MMcf/d of total processing capacity with additional gas gathering and processing expansions planned.

DROP DOWN TRANSACTION

On October 19, 2021, Rattler entered into a definitive purchase and sale agreement with Diamondback and certain of its subsidiaries (the "Seller") in a drop down transaction ("Drop Down"). The Drop Down consisted of the sale of certain water midstream assets for $160.0 million in cash. Rattler and the Seller have also mutually agreed to amend their commercial agreements covering produced water gathering and disposal and sourced water gathering services to add certain Diamondback leasehold acreage to the Company’s dedication. The Company intends to fund the transaction with cash on hand and borrowings under its revolving credit facility. The transaction, which was approved by the Conflicts Committee of the Board of Directors of Rattler's general partner, is expected to close in the fourth quarter of 2021, subject to customary closing conditions.

The Drop Down assets include nine active saltwater disposal injection wells with 330 MBbl/d of capacity, seven produced water recycling and storage facilities, 20 fresh water pits and approximately 4,000 acres of fee surface. Also included are 55 miles of produced water gathering pipeline and 18 miles of sourced water gathering pipeline. Adjusted EBITDA contributions from the assets included in the Drop Down are expected to range from $25 million to $35 million for the full year 2022.

Raymond James & Associates, Inc. acted as financial advisor to the Conflicts Committee of the Board of Directors of Rattler's general partner in connection with the transaction.

PECOS COUNTY GAS GATHERING DIVESTITURE

On November 1, 2021, Rattler closed on the sale of its gas gathering assets to Brazos Delaware Gas, LLC, an affiliate of Brazos Midstream, for aggregate total gross potential consideration of $93.0 million, consisting of (i) $83.0 million at closing, subject to customary post-closing adjustments, and (ii) $10 million in contingent payments payable from 2023-2024 based on volume thresholds on the gas gathering assets.

GUIDANCE

Below is Rattler's revised guidance for the full year 2021, with produced water gathering and disposal volumes, operated midstream capex, equity method investment contributions and equity method distributions updated to reflect the latest base operating plan, and gas gathering volumes updated to reflect the sale of gas gathering assets.

Rattler Midstream LP Guidance
2021

Rattler Operated Volumes (a)
Produced Water Gathering and Disposal (MBbl/d)	750 - 800
Sourced Water (MBbl/d)	200 - 300
Crude Oil Gathering (MBbl/d)	75 - 85
Gas Gathering (BBtu/d)	~110

Financial Metrics ($ millions except per unit metrics)
Net Income	$140 - $180
Adjusted EBITDA	$280 - $320
Operated Midstream Capex	$30 - $40
Equity Method Investment Contributions(b)	~$10
Equity Method Investment Distributions(b)	$40 - $45
Depreciation, Amortization & Accretion	$50 - $70
Distribution per Unit(c)	$0.90
(a)Excludes any volumes from the EPIC, Gray Oak, Wink to Webster, OMOG, Amarillo Rattler and WTG joint ventures
(b)Includes the EPIC, Gray Oak, Wink to Webster, OMOG and Amarillo Rattler joint ventures. Excludes acquisitions of interest in WTG joint venture
(c)Represents distribution paid during calendar year

CONFERENCE CALL

Rattler will host a conference call and webcast for investors and analysts to discuss its results for the third quarter of 2021 on Thursday, November 4, 2021 at 9:00 a.m. CT. Participants should call (877) 288-2756 (United States/Canada) or (470) 495-9481 (International) and use the confirmation code 7367188. A telephonic replay will be available from 12:00 p.m. CT on Thursday, November 4, 2021 through Thursday, November 11, 2021 at 12:00 p.m. CT. To access the replay, call (855) 859-2056 (United States/Canada) or (404) 537-3406 (International) and enter confirmation code 7367188. A live broadcast of the earnings conference call will also be available via the internet at www.rattlermidstream.com under the “Investors” section of the site. A replay will also be available on the website following the call.

About Rattler Midstream LP

Rattler Midstream LP is a Delaware limited partnership formed by Diamondback Energy to own, operate, develop and acquire midstream and energy-related infrastructure assets. Rattler owns crude oil, natural gas and water-related midstream assets in the Permian Basin that provide services to Diamondback Energy and third party customers under primarily long-term, fixed-fee contracts. For more information, please visit www.rattlermidstream.com.

About Diamondback Energy, Inc.

Diamondback is an independent oil and natural gas company headquartered in Midland, Texas focused on the acquisition, development, exploration and exploitation of unconventional, onshore oil and natural gas reserves in the Permian Basin in West Texas. For more information, please visit www.diamondbackenergy.com.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the federal securities laws. All statements, other than historical facts, that address activities that Rattler assumes, plans, expects, believes, intends or anticipates (and other similar expressions) will, should or may occur in the future are forward-looking statements. The forward-looking statements are based on management’s current beliefs, based on currently available information, as to the outcome and timing of future events, including specifically the statements regarding expectations of plans, strategies, objectives and anticipated financial and operating results of Rattler, including Rattler's capital expenditure levels, acquisitions and dispositions and other guidance discussed above. These forward-looking statements involve certain risks and uncertainties that could cause the results to differ materially from those expected by the management of Rattler. Information concerning these risks and other factors can be found in Rattler’s filings with the Securities and Exchange Commission (“SEC”), including its Forms 10-K, 10-Q and 8-K, which can be obtained free of charge on the SEC’s web site at http://www.sec.gov. Rattler undertakes no obligation to update or revise any forward-looking statement.

Rattler Midstream LP
Consolidated Balance Sheets
(unaudited, in thousands)

	September 30,	December 31,
	2021	2020
Assets
Current assets:
Cash	$13,080	$23,927
Accounts receivable—related party	47,094	57,447
Accounts receivable—third party, net	11,042	5,658
Sourced water inventory	9,668	10,108
Assets held for sale	83,285	—
Other current assets	658	1,127
Total current assets	164,827	98,267
Property, plant and equipment:
Land	85,826	85,826
Property, plant and equipment	922,650	1,012,777
Accumulated depreciation, amortization and accretion	(111,995)	(100,728)
Property, plant and equipment, net	896,481	997,875
Right of use assets	59	574
Equity method investments	509,174	532,927
Real estate assets, net	85,339	96,687
Intangible lease assets, net	3,771	4,262
Deferred tax asset	65,016	73,264
Other assets	3,924	4,732
Total assets	$1,728,591	$1,808,588
Liabilities and Unitholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$41,125	$42,647
Taxes payable	655	192
Short-term lease liability	59	574
Asset retirement obligations	79	35
Total current liabilities	41,918	43,448
Long-term debt	492,456	569,947
Asset retirement obligations	16,476	15,093
Total liabilities	550,850	628,488
Commitments and contingencies
Unitholders’ equity:
General partner—Diamondback	839	899
Common units—public (39,960,128 units issued and outstanding as of September 30, 2021 and 42,356,637 units issued and outstanding as of December 31, 2020)	364,985	385,189
Class B units—Diamondback (107,815,152 units issued and outstanding as of September 30, 2021 and as of December 31, 2020)	839	899
Accumulated other comprehensive income (loss)	10	(123)
Total Rattler Midstream LP unitholders’ equity	366,673	386,864
Non-controlling interest	811,068	793,638
Non-controlling interest in accumulated other comprehensive income (loss)	—	(402)
Total equity	1,177,741	1,180,100
Total liabilities and unitholders’ equity	$1,728,591	$1,808,588

Rattler Midstream LP
Consolidated Statements of Operations
(unaudited, in thousands, except per unit data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenues:
Revenues—related party	$87,613	$85,846	$266,270	$280,460
Revenues—third party	5,885	7,229	19,973	23,504
Other income—related party	2,080	2,431	7,162	5,419
Other income—third party	992	1,033	3,104	5,286
Total revenues	96,570	96,539	296,509	314,669
Costs and expenses:
Direct operating expenses	22,335	31,173	81,145	101,425
Cost of goods sold (exclusive of depreciation and amortization)	10,951	6,663	30,060	27,368
Real estate operating expenses	558	494	1,619	1,812
Depreciation, amortization and accretion	11,443	10,990	37,928	35,596
Impairment and abandonments	—	—	3,371	—
General and administrative expenses	5,338	3,140	14,928	11,829
(Gain) loss on disposal of assets	1,144	(16)	6,155	2,765
Total costs and expenses	51,769	52,444	175,206	180,795
Income (loss) from operations	44,801	44,095	121,303	133,874
Other income (expense):
Interest income (expense), net	(8,172)	(5,817)	(23,717)	(10,364)
Gain (loss) on sale of equity method investments	31	—	23,020	—
Income (loss) from equity method investments	4,825	3,369	6,474	(9,910)
Total other income (expense), net	(3,316)	(2,448)	5,777	(20,274)
Net income (loss) before income taxes	41,485	41,647	127,080	113,600
Provision for (benefit from) income taxes	2,551	2,851	7,761	7,754
Net income (loss)	38,934	38,796	119,319	105,846
Less: Net income (loss) attributable to non-controlling interest	30,449	29,578	92,374	80,775
Net income (loss) attributable to Rattler Midstream LP	$8,485	$9,218	$26,945	$25,071
Net income (loss) attributable to limited partners per common unit:
Basic	$0.20	$0.20	$0.62	$0.53
Diluted	$0.20	$0.20	$0.62	$0.53
Weighted average number of limited partner common units outstanding:
Basic	40,542	43,996	41,101	43,837
Diluted	40,542	43,996	41,101	43,837

Rattler Midstream LP
Consolidated Statements of Cash Flows
(unaudited, in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Cash flows from operating activities:
Net income (loss)	$38,934	$38,796	$119,319	$105,846
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Provision for deferred income taxes	2,551	2,851	7,761	7,754
Depreciation, amortization and accretion	11,443	10,990	37,928	35,596
(Gain) loss on disposal of assets	1,144	(16)	6,155	2,765
Unit-based compensation expense	2,491	2,216	7,308	6,555
Impairment and abandonments	—	—	3,371	—
Gain (loss) on sale of equity method investments	(31)	—	(23,020)	—
(Income) loss from equity method investments	(4,825)	(3,369)	(6,474)	9,910
Distributions from equity method investments	14,229	—	23,284	—
Other	502	467	1,509	467
Changes in operating assets and liabilities:
Accounts receivable—related party	(8,705)	(26,517)	10,347	1,649
Accounts payable, accrued liabilities and taxes payable	(148)	18,904	(3,673)	117
Other	(198)	1,188	1,984	6,715
Net cash provided by (used in) operating activities	57,387	45,510	185,799	177,374
Cash flows from investing activities:
Additions to property, plant and equipment	(6,426)	(33,402)	(24,139)	(124,989)
Contributions to equity method investments	(615)	(23,719)	(7,069)	(89,751)
Distributions from equity method investments	—	9,620	9,107	27,490
Proceeds from the sale of equity method investments	30	—	23,485	—
Proceeds from the sale of real estate	73	—	9,191	—
Other	—	—	250	42
Net cash provided by (used in) investing activities	(6,938)	(47,501)	10,825	(187,208)
Cash flows from financing activities:
Proceeds from senior notes	—	401,000	—	500,000
Proceeds from borrowings from credit facility	20,000	179,000	44,000	179,000
Payments on credit facility	(25,000)	(518,000)	(123,000)	(518,000)
Debt issuance costs	—	(10,014)	—	(10,014)
Repurchased units as part of unit buyback	(12,312)	—	(28,624)	—
Distribution to public	(10,154)	(12,758)	(26,600)	(38,104)
Distribution to Diamondback	(26,974)	(31,287)	(70,140)	(93,860)
Other	(479)	(544)	(3,107)	(3,245)
Net cash provided by (used in) financing activities	(54,919)	7,397	(207,471)	15,777
Net increase (decrease) in cash	(4,470)	5,406	(10,847)	5,943
Cash at beginning of period	17,550	11,170	23,927	10,633
Cash at end of period	$13,080	$16,576	$13,080	$16,576

The following tables provide information regarding our gathering, compression and transportation system as of September 30, 2021 and utilization for the quarter ended September 30, 2021:

Rattler Midstream LP
Pipeline Infrastructure Assets
(unaudited)

	As of September 30, 2021
(miles)(a)	Delaware Basin	Midland Basin	Permian Total
Crude oil	112	46	158
Natural gas	160	—	160
Produced water	270	251	521
Sourced water	27	74	101
Total	569	371	940
(a) Does not include any assets of the EPIC, Gray Oak, Wink to Webster, Amarillo Rattler or OMOG joint ventures.

Rattler Midstream LP
Capacity/Capability
(unaudited)

	As of September 30, 2021
(capacity/capability)(a)	Delaware Basin	Midland Basin	Permian Total	Utilization
Crude oil gathering (Bbl/d)	240,000	65,000	305,000	24%
Natural gas compression (Mcf/d)	151,000	—	151,000	75%
Natural gas gathering (Mcf/d)	180,000	—	180,000	63%
Produced water gathering and disposal (Bbl/d)	1,330,000	1,784,000	3,114,000	24%
Sourced water gathering (Bbl/d)	120,000	455,000	575,000	45%
(a) Does not include any assets of the EPIC, Gray Oak, Wink to Webster, Amarillo Rattler or OMOG joint ventures.

Rattler Midstream LP
Throughput
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(throughput)(a)	2021	2020	2021	2020
Crude oil gathering (Bbl/d)	72,665	91,090	80,584	93,205
Natural gas gathering (MMBtu/d)	134,602	119,951	135,538	115,089
Produced water gathering and disposal (Bbl/d)	747,009	763,475	771,453	825,254
Sourced water gathering (Bbl/d)	256,288	203,785	255,188	242,710
(a) Does not include any volumes of the EPIC, Gray Oak, Wink to Webster, Amarillo Rattler or OMOG joint ventures.

NON-GAAP FINANCIAL MEASURES

Adjusted EBITDA is a supplemental non-GAAP financial measure used by management and external users of its financial statements, such as industry analysts, investors, lenders and rating agencies. Management believes Adjusted EBITDA is useful because the measure allows it to more effectively evaluate the Company's operating performance and compare the results of its operations period to period without regard to its financing methods or capital structure.

The Company defines Adjusted EBITDA as net income (loss) attributable to Rattler Midstream LP plus net income (loss) attributable to non-controlling interest before interest expense (net of amount capitalized), depreciation, amortization and accretion on assets and liabilities of Rattler Midstream Operating LLC, its proportional depreciation and interest expense related to equity method investments, its proportional impairments and abandonments related to equity method investments, non-cash unit-based compensation expense, impairment and abandonments, (gain) loss on disposal of assets, (gain) loss from sale of equity method investment, provision for income taxes and other. The GAAP measure most directly comparable to Adjusted EBITDA is net income (loss). However, Adjusted EBITDA should not be considered an alternative to net income (loss) or any other measure of financial performance or liquidity presented in accordance with generally accepted accounting principles in the United States ("GAAP"). Adjusted EBITDA excludes some, but not all, items that affect net income (loss), and these measures may vary from those of other companies. As a result, Adjusted EBITDA as presented below may not be comparable to similarly titled measures of other companies.

The Company does not provide guidance on the reconciling items between forecasted net income (loss) and forecasted Adjusted EBITDA due to the uncertainty regarding timing and estimates of these items. Rattler provides a range for the forecasts of net income (loss) and Adjusted EBITDA to allow for the variability in timing and uncertainty of estimates of reconciling items between forecasted net income (loss) and forecasted Adjusted EBITDA. Therefore, the Company cannot reconcile forecasted net income (loss) to forecasted Adjusted EBITDA without unreasonable effort.

The following table presents a reconciliation of net income (loss), the most directly comparable GAAP financial measure, to Adjusted EBITDA for each of the periods indicated:

Rattler Midstream LP
Adjusted EBITDA
(unaudited, in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Reconciliation of Net Income (Loss) to Adjusted EBITDA:
Net income (loss) attributable to Rattler Midstream LP	$8,485	$9,218	$26,945	$25,071
Net income (loss) attributable to non-controlling interest	30,449	29,578	92,374	80,775
Net income (loss)	38,934	38,796	119,319	105,846
Interest expense, net of amount capitalized	8,172	5,817	23,717	10,364
Depreciation, amortization and accretion	11,443	10,990	37,928	35,596
Depreciation and interest expense related to equity method investments	9,799	9,330	30,360	20,340
Impairments and abandonments related to equity method investments	551	676	3,484	16,515
Non-cash unit-based compensation expense	2,491	2,216	7,308	6,555
Impairment and abandonments	—	—	3,371	—
(Gain) loss on disposal of assets	1,144	(16)	6,155	2,765
Gain (loss) on sale of equity method investments	(31)	—	(23,020)	—
Provision for income taxes	2,551	2,851	7,761	7,754
Other	(28)	687	6	471
Adjusted EBITDA	75,026	71,347	216,389	206,206
Less: Adjusted EBITDA attributable to non-controlling interest	54,614	50,670	156,833	146,582
Adjusted EBITDA attributable to Rattler Midstream LP	$20,412	$20,677	$59,556	$59,624

Adjusted net income (loss) is a supplemental non-GAAP financial measure equal to net income (loss) attributable to Rattler Midstream LP plus net income (loss) attributable to non-controlling interest adjusted for (gain) loss on disposal of assets, gain (loss) on sale of equity method investments, proportional impairments and abandonments related to equity method investments and related income tax adjustments. Management believes adjusted net income (loss) is useful because the measure provides useful information to analysts and investors for analysis of its operating results on a consistent, comparable basis from period to period. The Company's computation of adjusted net income (loss) may not be comparable to other similarly titled measures of other companies or to such measure in our credit facility or any of our other contracts.

The following table presents a reconciliation of net income (loss) attributable to Rattler Midstream LP to adjusted net income (loss) for each of the periods indicated:

Rattler Midstream LP
Adjusted Net Income (Loss)
(unaudited, in thousands, except per unit data)

	Three Months Ended September 30, 2021
	Amounts	Amounts Per Dilutive Share
Reconciliation of Net Income (Loss) to Adjusted Net Income:
Net income (loss) attributable to Rattler Midstream LP	$8,485	$0.20
Net income (loss) attributable to non-controlling interest	30,449	0.75
Net income (loss)	38,934	0.95
(Gain) loss on disposal of assets	1,144	0.03
Gain (loss) on sale of equity method investments	(31)	—
Impairments and abandonments related to equity method investments	551	0.02
Adjusted income (loss) excluding above items	40,598	1.00
Income tax adjustment for above items	(110)	—
Adjusted Net Income (Loss)	40,488	1.00
Less: Adjusted net income (loss) attributable to non-controlling interest	31,670	0.78
Adjusted net income (loss) attributable to Rattler Midstream LP	$8,818	$0.22

Weighted average common units outstanding:
Basic		40,542
Diluted		40,542

Operating cash flow before working capital changes, which is a supplemental non-GAAP financial measure, represents net cash provided by operating activities as determined under GAAP without regard to changes in operating assets and liabilities. The GAAP financial measure most directly comparable to operating cash flow before working capital changes is net cash provided by operating activities. Management believes operating cash flow before working capital changes is an accepted measure which reflects cash flow from operating activities, additions to property, plant and equipment and net investments in its equity method investments across periods on a consistent basis. The Company also uses this measure because adjusted operating cash flow relates to the timing of cash receipts and disbursements that the Company may not control and may not relate to the period in which the operating activities occurred. This allows the Company to compare its operating performance with that of other companies without regard to financing methods and capital structure.

Free Cash Flow, which is a supplemental non-GAAP financial measure, is operating cash flow before working capital changes net of additions to property, plant, and equipment, contributions to equity method investments and distributions from equity method investments, proceeds from the sale of equity method investments, proceeds from the sale of real estate and other. Recurring Free Cash Flow, which is a supplemental non-GAAP financial measure, is Free Cash Flow less contributions to equity method investments, proceeds from the sale of equity method investments, proceeds from the sale of real estate and other investing cash flows. The GAAP financial measure most directly comparable to Free Cash Flow and Recurring Free Cash Flow is net cash provided by operating activities. Management believes that Free Cash Flow and Recurring Free Cash Flow are useful to investors as they provide the amount of cash available for reducing debt, investing in additional capital projects or paying dividends. These measures should not be considered as an alternative to, or more meaningful than, net cash provided by operating activities as an indicator of operating performance. The Company's computation of operating cash flow before working capital changes, Free Cash Flow and Recurring Free Cash Flow may not be comparable to other similarly titled measures of other companies.

The following tables present a reconciliation of net cash provided by operating activities to operating cash flow before working capital changes, to Free Cash Flow and to Recurring Free Cash Flow:

Rattler Midstream LP
Operating Cash Flow
(unaudited, in thousands)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net cash provided by operating activities	$57,387	$45,510	$185,799	$177,374
Less: Changes in cash due to changes in operating assets and liabilities:
Accounts receivable—related party	(8,705)	(26,517)	10,347	1,649
Accounts payable, accrued liabilities and taxes payable	(148)	18,904	(3,673)	117
Other	(198)	1,188	1,984	6,715
Total working capital changes	(9,051)	(6,425)	8,658	8,481
Operating cash flow before working capital changes	$66,438	$51,935	$177,141	$168,893

Rattler Midstream LP
Free Cash Flow and Recurring Free Cash Flow
(unaudited, in thousands)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Operating cash flow before working capital changes	$66,438	$51,935	$177,141	$168,893

Additions to property, plant and equipment	(6,426)	(33,402)	(24,139)	(124,989)
Contributions to equity method investments	(615)	(23,719)	(7,069)	(89,751)
Distributions from equity method investments	—	9,620	9,107	27,490
Proceeds from the sale of equity method investments	30	—	23,485	—
Proceeds from the sale of real estate	73	—	9,191	—
Other	—	—	250	42
Net cash provided by (used in) investing activities	(6,938)	(47,501)	10,825	(187,208)
Free Cash Flow	59,500	4,434	187,966	(18,315)
Contributions to equity method investments	615	23,719	7,069	89,751
Proceeds from the sale of equity method investments	(30)	—	(23,485)	—
Proceeds from the sale of real estate	(73)	—	(9,191)	—
Other	—	—	(250)	(42)
Recurring Free Cash Flow	$60,012	$28,153	$162,109	$71,394

Investor Contact:
Adam Lawlis
+1 432.221.7467
alawlis@rattlermidstream.com

Jared Carameros
+1 432.247.6213
jcarameros@rattlermidstream.com
Source: Rattler Midstream LP; Diamondback Energy, Inc.